Exhibit (99.14)

INDEX TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION

Page
Introduction to Unaudited Pro Forma Consolidated Financial Information	1 – 2

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the three months ended June 30, 2014	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the year ended March 31, 2014	4

INTRODUCTION TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain unaudited pro forma condensed consolidated financial information giving effect to Studio II Brands, Inc.’s (the “Company” or “Studio II”) acquisition of Golden Spring Limited (“Golden Spring”).

The unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2014 and for the three months ended June 30, 2014 give effect to Studio II’s acquisition of Golden Spring, as if such acquisition had occurred on the inception date of Golden Spring, which is September 4, 2013, combining the results of Studio II and Golden Spring for the year ended March 31, 2014 (Studio II’s fiscal year end) and for the three months period ended June 30, 2014.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 is not required to present as Golden Spring’s balance sheet as of June 30, 2014 was already consolidated and reflected in the historical consolidated balance sheet of Studio II contained in the quarterly report on Form 10-Q filed with the SEC on August 14, 2014.

The pro forma financial information is based upon the historical consolidated financial statements of Studio II and Golden Spring and certain adjustments which Studio II believes are reasonable, to give effect of the Golden Spring acquisition. The pro forma adjustments and pro forma financial information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that Studio II believes are reasonable under the circumstances.

We are providing this information to aid you in your analysis of the financial aspects of the Transactions. The pro forma information is unaudited and is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or the future financial position or operating results of the combined company.

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with:

-   audited financial statements of Golden Spring for the period ended March 31, 2014 (Exhibit [99.12]);

-

unaudited financial statements of Golden Spring for the three months ended June 30, 2014 (Exhibit [99.13])

The Stock Purchase Transaction

On June 30, 2014, through its wholly-owned subsidiary, Hippo Lace Limited (“HLL”), Studio II completed the acquisition of Golden Spring, a Hong Kong corporation, by purchasing all of the issued and outstanding shares of Golden Spring.  As a result of closing of the stock purchase transaction, HLL acquired Golden Spring, which became wholly-owned subsidiary of HLL.

The terms of the Purchase Agreement were determined through arm’s length negotiations between the HLL and Golden Spring.  Execution of the Purchase Agreement and closing of the share exchange transaction were approved on behalf of the Company by its board of directors, and on behalf of Golden Spring by its board of directors and by its sole shareholder.

In conjunction with the Acquisition, the Company issued 2,300,000 shares of its Common Stock to the sole stockholder of Golden Spring as consideration to acquire all of the issued and outstanding shares of Golden Spring valued at $230,000 or $0.1 per share.  The following unaudited pro forma consolidated financial statements have been prepared to reflect the above-mentioned transactions.

PRO FORMA ADJUSTMENTS

The following adjustments are used to derive the pro forma financial information presented below:

(1)

Prior to its acquisition by Studio II, Golden Spring was a subfranchisee operating a Caffe Kenon restaurant in Hong Kong under the terms of a subfranchise agreement with Studio II. As a result of the acquisition of Golden Spring by Studio, the subfranchise agreement between Studio II and Golden Spring was cancelled. Golden Spring will now continue operation of its Caffe Kenon restaurant as a company-owned store.

Adjustment was made in the pro forma financial information to eliminate the franchise arrangement between Studio II and Golden Spring.

(2)

Golden Spring was incorporated on September 4, 2013, the pro forma weighted average number of common shares outstanding for the year ended March 31, 2014 and three months ended June 30, 2014, has been calculated as if the 2,300,000 acquisition shares had been issued and outstanding on September 4, 2013.

STUDIO II BRANDS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2014

			Pro forma adjustment	Pro forma
	Studio II	Golden Spring	(1)	Consolidated

Revenue Food and beverage income	$ 161,037	$ 60,890	-	$ 221,927
Franchise and management fee income	3,293	-	(3,293)	-
	164,330	60,890	(3,293)	221,927
Operating costs and expenses Food and supplies	(40,579)	(14,866)	-	(55,445)
Payroll and employee benefits	(50,348)	(23,843)	-	(74,191)
Rental expenses	(60,699)	(27,388)	-	(88,087)
Fixed assets written off	(30,300)	-	-	(30,300)
Impairment on goodwill	(54,244)	-	-	(54,244)
Selling, general and administrative expenses	(47,813)	(21,015)	3,293	(65,535)
Other operating income	926	113		1,039
	(283,057)	(86,999)	3,293	(366,763)
Income tax expenses	-	-	-	-

Net loss	$ (118,727)	$ (26,109)	-	$ (144,836)

Basic and fully diluted loss per common share
				$ 0.01

Weighted average shares outstanding				18,836,415

STUDIO II BRANDS, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2014

			Pro forma adjustment	Pro forma
	Studio II	Golden Spring	(1)	Consolidated

Revenue Food and beverage income	$ 760,180	$ 75,771	-	$ 835,951
Franchise and management fee income	25,666	-	(25,666)	-
	785,846	75,771	(25,666)	835,951
Operating costs and expenses Food and supplies	(172,048)	(20,982)	-	(193,030)
Payroll and employee benefits	(238,431)	(30,233)	-	(268,664)
Rental expenses	(280,705)	(47,966)	-	(328,671)
Selling, general and administrative expenses	(255,652)	(82,303)	25,666	(312,289)
Other operating income	5,601	451	-	6,052
	(941,235)	(181,033)	25,666	(760,202)
Income tax expenses	-	-	-	-

Net loss	$ (155,389)	$ (105,262)	-	$ (260,651)

Basic and fully diluted loss per common share				$ 0.02

Weighted average shares outstanding				16,179,684

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